Exhibit 16.1

August 9, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Commissioners:

We have read the statements made by Exela Technologies, Inc. (formerly known as Quinpario Acquisition Corp. 2) under Item 4.01 of its Form 8-K dated August 9, 2017.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Exela Technologies, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP